[VENTAS LOGO]
 Ventas, Inc.  4360 Brownsboro Road  Suite 115   Louisville, Kentucky 40207-1642
                       (502) 357.9000   (502) 357.9001 Fax

                                        Contacts: Debra A. Cafaro
                                                  Chairman, President and CEO
                                                  or
                                                  Richard A. Schweinhart
                                                  Senior Vice President and CFO
                                                  (502) 357-9000


            VENTAS BOARD MEMBER GARY W. LOVEMAN TO LEAVE BOARD IN MAY

Louisville, KY (March 27, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that current Board member Gary W. Loveman has decided not to stand for reelection at the Company's annual meeting on May 15, 2003, citing the demands of his position as President and Chief Executive Officer of Harrah's Entertainment, Inc. (NYSE:HET) ("Harrah's"). Mr. Loveman, who joined the Ventas Board in September 2001, was appointed Chief Executive Officer of Harrah's on January 1, 2003. He has been President of Harrah's since April 2001.

     "Gary has been a valuable and important member of our Board, bringing critical strategic planning and business insight to Ventas," Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. "I appreciate the added demands placed on him by his recent appointment to Chief Executive Officer of Harrah's. The other members of the Ventas Board of Directors and senior management are grateful to Gary for his hard work and support in our successful efforts at repositioning the Company for strategic growth and diversification. We will miss his many contributions."

     Loveman sits on the Audit Committee, the Compensation Committee and the Executive Committee of the Ventas Board. Mr. Loveman will continue to serve on each of these Committees until he is replaced by another independent member from the Ventas Board following the Company's May 15, 2003 annual meeting.

     "With my current responsibilities, I am unable to devote the time and attention to Ventas that it deserves and therefore, I have decided not to stand for reelection to the Company's Board," Loveman said. "I have great respect for the Company, its executives and my fellow Board members, and I am confident that their integrity and creativity will continue to engender success at Ventas."

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

         This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could,"


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"should," "will" and other similar expressions are forward-looking statements.
Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) a downgrade in the rating of Ventas Realty, Limited Partnership's outstanding debt securities by one or more rating agencies which could have the effect of, among other things, an increase in the cost of borrowing for the Company, (i) the ability of the Company's operators to deliver high quality care and to attract patients, (j) the results of litigation affecting the Company, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (m) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's taxable net income for the years ending December 31, 2002 and December 31, 2003, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (r) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (s) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.


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